SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           IMAGE SENSING SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                           IMAGE SENSING SYSTEMS, INC.

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

                                  MAY 10, 2000


TO THE SHAREHOLDERS OF IMAGE SENSING SYSTEMS, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of Image Sensing Systems, Inc. will be held at 3:30 p.m. on Wednesday, May 10, 2000, at the Hyatt Regency Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota, for the following purposes:

         1.       To elect six directors to serve on the Board of Directors.

         2. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on March 24, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

                                        By Order of the Board of Directors,



                                        James Murdakes
                                        Secretary

Dated:  March 31, 2000



    SHAREHOLDERS UNABLE TO ATTEND THIS MEETING ARE URGED TO DATE AND SIGN THE
           ENCLOSED PROXY AND TO RETURN IT IN THE ENCLOSED ENVELOPE.

                           IMAGE SENSING SYSTEMS, INC.


                                 PROXY STATEMENT

                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 2000


         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Image Sensing Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on May 10, 2000 at the Hyatt Regency Hotel,1300 Nicollet Mall., Minneapolis, Minnesota and at any adjournment thereof. A shareholder giving the enclosed proxy may revoke it at any time before the vote is cast at the annual meeting. Shares represented by a proxy will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and for any other proposals set forth in this Proxy Statement. This Proxy Statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about April 5, 2000 along with the Company's 1999 Annual Report to Shareholders.

         Only shareholders of record at the close of business on March 24, 2000 are entitled to notice of and to vote at the meeting or at any adjournment thereof. On March 24, 2000, there were 2,480,950 shares of Common Stock of the Company outstanding. Each share is entitled to one vote. Cumulative voting is not permitted. Shares voted as abstentions on any matter (or a "withhold vote for" as to a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

         The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

         The Company will pay all expenses in connection with the solicitation of proxies. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile or personal calls.

         The Company's principal executive offices are located at 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104.

                              ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

         The business and affairs of the Company are managed under the direction of its Board of Directors, which is presently comprised of six members. The Bylaws of the Company provide that at any regular meeting of the shareholders of the Company there shall be an election of directors whose terms have expired. The Board of Directors recommends that shareholders elect the nominees named below as Directors of the Company for the ensuing year and until their successors are elected and shall have qualified. Unless otherwise indicated thereon, the persons named in the enclosed form of proxy intend to vote FOR the election of the six nominees listed below. The affirmative vote of a majority of the shares of the Company's Common Stock present (or represented by proxy) at the 2000 Annual Meeting is required to elect each of the nominees as Directors for the ensuing year or until their successors are elected and have qualified. All of the nominees are members of the present Board of Directors. If for any reason any nominee shall be unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

         Information regarding the nominees for election to the Board of Directors of the Company is set forth below:

         Name                       Age           Position
         ----                       ---           --------
         William L. Russell         51     Chairman of the Board, President and
                                           Chief Executive Officer
         Panos G. Michalopoulos*    51     Director and Chief Scientific Advisor
         Richard C. Magnuson*       58     Director
         Richard P. Braun#          74     Director
         James Murdakes#            67     Director and Secretary
         C. (Dino) Xykis#           41     Director

--------------------
* Denotes a member of the audit committee.
# Denotes a member of the compensation and stock option committee.

         WILLIAM L. RUSSELL has been the President and Chief Executive Officer and a Director since June 1998. He became Chairman of the Board on January 1, 2000. Mr. Russell had been president of Peek Traffic U.S.A. since 1993 and was previously general manager of Peek Traffic Sarasota since 1992, Vice-President for Marketing and Product Development of Econolite Control Products Inc. since 1991, and General Manager of Detector Systems, Inc. since 1987. Mr. Russell has over 30 years of traffic and transportation industry experience and has held various senior management positions since 1987.

         PANOS G. MICHALOPOULOS has been a long standing Director and is the immediate past Chairman. He has been the Chief Scientific Advisor since 1995. Dr. Michalopoulos has been a professor in the Department of Civil Engineering at the University of Minnesota since 1977. Dr. Michalopoulos has over 26 years of research, teaching, and consulting experience in traffic engineering operations and control. He has taught at several universities, consulted with many firms in the U.S. and abroad in the area of traffic control and has worked as a traffic engineer.

         RICHARD C. MAGNUSON has been a Director of the Company since September 1990. Mr. Magnuson has been President and Chief Executive Officer of BioMedix, Inc. since July 1997 and previously operated his own management consulting firm since October 1995. Prior to that he served as the President and Chief Executive Officer of the Company from June 1991 to January 1995 and as Vice President and Secretary from January 1995 until September 1995. Prior to 1990, Mr. Magnuson had worked with the Company as a private consultant since 1988.

         RICHARD P. BRAUN HAS been a Director of the Company since March 1994. Mr. Braun was the Director of the Center for Transportation Studies at the University of Minnesota from 1987 to 1994. From September 1993 to February 1995, Mr. Braun was chairman of the Metropolitan Airports Commission. Prior to 1987, Mr. Braun was Commissioner of Transportation for the State of Minnesota for eight years.

         JAMES MURDAKES has been a Director of the Company since March 1994. Mr. Murdakes was Chairman of the Board of Directors and management consultant to LSC, Inc., a Minneapolis-based systems integrator for computer network storage servers, in 1997 and was President and Chief Executive Officer of LSC, Inc. from 1993 through 1996.

         C. (DINO) XYKIS has been a Director of the Company since May 1996. Dr. Xykis has been Manager of Automatic Transfer Switches for Cummins Power Generation, a division of Cummings Engine Company, since 1998 and had previously held various engineering and product development positions with Cummings Engine Company since 1989. Dr. Xykis was nominated to the Board of Directors by Equity Securities Trading Co., Inc., the underwriter for the Company's 1995 public offering, in accordance with the Underwriting Agreement for such offering.

         In addition to the executive officers listed above who are nominees for election to the Board of Directors, the other executive officer of the Company and his biographical information is as follows:

         Jeffrey F. Martin, age 44, has been the Company's Chief Financial Officer and the Treasurer since December 1999. Prior to joining Image Sensing Systems Mr. Martin was the CFO, Secretary and Director of Tech Squared Inc. from 1998 through 1999. Prior to 1998 he was the CFO of an Anderson Consulting Enterprise subsidiary. Mr. Martin has an MBA in Finance.

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

         During the fiscal year ended December 31, 1999, the Board of Directors met six times. All of the Directors attended more than 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which they served. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.

         The Board of Directors of the Company has standing audit and compensation and stock option committees, which have a current membership as indicated in the foregoing section. The Board of Directors has no standing nominating committee.

         The audit committee makes recommendations as to the selection of auditors and their compensation and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to the Company's accounts, records, controls and financial reporting. During fiscal 1999, the audit committee held two meetings.

         The compensation and stock option committee reviews and recommends to the Board of Directors the compensation guidelines and stock options for executive officers and other key personnel. During fiscal 1999, the compensation and stock option committee held three meetings.

COMPENSATION OF DIRECTORS

         Directors who are employees of the Company do not receive any compensation from the Company for attending meetings of the Board of Directors. In 1999, non-employee directors received a total retainer of $10,000, with $4,000 payable in May and $500 payable each month.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers, directors and holders of 10% or more of the Company's Common Stock, the Company believes that its executive officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them, except that Jeff Martin filed his Initial Statement of Beneficial Ownership of Securities on Form 3 and Annual Statement of Beneficial Ownership of Securities on Form 5 after the date on which they were required to be filed. Mr. Martin's Form 3 filing related to the commencement of his employment by the Company. His Form 5 filing related to one transaction.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation awarded to or earned in certain fiscal years by the Company's Chief Executive Officers and each other executive officer who earned salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1999 (the "Named Executive Officers").

                                                                            Annual Compensation
                                                                            -------------------
         Name and Principal                                                              All Other
            Position                             Year     Salary        Bonus          Compensation(1)
            --------                             ----     ------        -----          ---------------
          Panos G. Michalopoulos                 1999    $100,000            -              $3,000
             Chairman of the Board               1998    $100,000            -              $2,971
             and Chief Scientific                1997    $100,000            -              $4,500
             Advisor

          William L. Russell                     1999    $144,585      $26,250              $2,165
             President and Chief Executive       1998    $ 77,989      $32,275
             Officer

--------------------
(1)       Represents employer contribution to the Company's 401(k) plan.

STOCK OPTIONS

The following table provides information concerning the value of unexercised options at December 31, 1999 for the Named Executive Officers:

                                            YEAR-END OPTION VALUES

                                               NUMBER OF UNEXERCISED                    VALUE OF UNEXERCISED
                                                 OPTIONS AT END OF                      IN-THE-MONEY OPTIONS
                                                         1999                            AT END OF 1999 (1)
                                           ---------------------------------         ----------------------------
NAME                                       EXERCISABLE         UNEXERCISABLE         EXERCISABLE    UNEXERCISABLE
----                                       -----------         -------------         -----------    -------------
Dr. Michalopoulos  .....................     73,400               21,600                       0                 0
Mr. Russell.............................     50,000               50,000                $ 37,500          $ 37,500


--------------------
(1) Value based on the difference between the closing price of the Company's Common Stock as reported by the Nasdaq Small Cap Market on December 31, 1999 and the option exercise price per share multiplied by the number of shares subject to the option.

EMPLOYMENT AGREEMENTS

         Mr. Russell entered into an employment agreement with the Company in June 1998 that provides for a term of employment for not less than three years, after which time it shall be terminable by either Mr. Russell or the Company upon ninety days' notice. Under the terms of his employment agreement, Mr. Russell assumed the position of President and Chief Executive Officer of the Company and is entitled to receive a salary and to participate in the Company's benefits. Effective for fiscal year 1999, Mr. Russell is eligible for an incentive compensation payment of up to fifty percent of his annual base salary, with incentive compensation subject to Mr. Russell's achieving certain objectives set annually by Mr. Russell and the Board of Directors. If the Company for other than Good Cause terminates Mr. Russell after three years of employment, the Company will pay Mr. Russell severance equal to six months' salary and benefits. If Mr. Russell is terminated as a result of the sale, acquisition or merger of the Company, he will be entitled to severance equal to twelve months' salary. In his employment agreement Mr. Russell has agreed that during his employment and for one year following termination of his employment with the Company he will not directly or indirectly engage in any business activity that is competitive with any business of the Company or any business that is engaged in the development or production of products intended to compete with the Company, and for one year following termination will not solicit or assist anyone else in the solicitation of any of the Company's then-current employees or solicit any of the Company's then-current customers.

         Mr. Martin entered into an employment agreement with the Company in December of 1999 that shall continue until terminated by either party for any reason or no reason upon a notice of ninety days. Notwithstanding the above, the Company may terminate the agreement at any time without notice for Good Cause. Under the terms of his employment agreement, Mr. Martin assumed the position of Chief Financial Officer and is entitled to receive a base salary and to participate in Company's benefits and is eligible for incentive compensation. If terminated by the Company for other than Good Cause after Mr. Martin's first year of employment, the Company shall pay Mr. Martin severance equal to three months' salary and benefits. If Mr. Martin is terminated as a result of the sale, acquisition or merger of the Company, he will be entitled to severance equal to his salary for the term of one year from the termination date or until Mr. Martin obtains new employment, whichever is earlier. In his employment agreement, Mr. Martin has agreed that during his employment and for one year following termination with the Company he will not directly or indirectly engage in any business activity that is competitive with any business of the Company or any business that is engaged in the development or production of products intended to compete with the Company, and for one year following termination will not solicit or assist anyone else in the solicitation of any of the Company's then-current employees or solicit any of the Company's then-current customers.

OTHER AGREEMENTS

         Dr. Michalopoulos had an employment agreement with the Company which ended December 31, 1999. He has entered into a consulting agreement with the Company that runs from January 1, 2000 through December 31, 2000, with the stipulation that either party may terminate the agreement at any time by giving 45 days' notice. Under the terms of the consulting agreement, he will act as Technical/Scientific Advisor at the request and under the direction of the President/CEO of the Company. His compensation for any activities requested of him will be paid at the rate of $125.00 per hour. In his consulting agreement, Dr. Michalopoulos has agreed that from the date of his agreement and for the period of one year after the termination of the agreement, he will not, in any manner, directly or indirectly, compete with the Company in the field of image processing anywhere in the United States, Canada, countries in the European Common Market Community, or the Orient.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 10, 2000 by: (i) each Director of the Company, (ii) each Named Executive Officer (iii) all Directors and executive officers of the Company as a group and (iv) each person or entity known by the Company to own beneficially more than five percent of the Company's Common Stock. The address of each of the following shareholders is the same as the Company.

                                                       SHARES BENEFICIALLY          PERCENT OF OUTSTANDING
                                                               OWNED (1)                         SHARES (1)
                                                       ------------------------     -----------------------
     Panos G. Michalopoulos..........................        1,230,648(2)                      47.8%
     William L. Russell..............................           54,500(3)                       2.2%
     Richard C. Magnuson.............................          114,338(4)                       4.6%
     Richard P. Braun................................          106,778(5)                       4.3%
     James Murdakes..................................           52,938(6)                       2.1%
     C. (Dino) Xykis.................................           20,000(5)                        .8%
     All Directors and Executive Officers............        1,329,202                         53.6%

--------------------
(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 10, 2000 ("Currently Exercisable Options") are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 21,598 shares held by Dr. Michalopoulos' wife and 300 shares held by his son, as to which Dr. Michalopoulos disclaims beneficial ownership. Also includes 95,000 shares issuable pursuant to Currently Exercisable Options.

(3)  Includes 25,000 shares issuable pursuant to Currently Exercisable Options.

(4) Includes 39,852 shares held by Operating Management, Inc., a corporation controlled by Mr. Magnuson, and 20,000 shares issuable pursuant to Currently Exercisable Options.

(5)  Includes 20,000 shares issuable pursuant to Currently Exercisable Options.

(6)  Includes 45,000 shares issuable pursuant to Currently Exercisable Options.


                                    AUDITORS

         The Board of Directors intends to appoint Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2000. Ernst & Young LLP audited the financial statements for the Company for the year ended December 31, 1999. A representative of Ernst & Young LLP is expected to be present at the 2000 Annual Meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.


                                  OTHER MATTERS

         The Company is including with this Proxy Statement its Annual Report to Shareholders for the year ended December 31, 1999, which includes an audited balance sheet as of that date and the related statements of operations, cash flows and shareholders' equity for the year then ended, as well as other financial information relating to the

Company, including Management's Discussion and Analysis of Financial Condition and Results of Operations. Shareholders may receive, without charge, a copy of the Company's 1998 Form 10-KSB Report as filed with the Securities and Exchange Commission by writing to Image Sensing Systems, Inc., 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, Attention: Chief Financial Officer.


                      PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any proposal by a shareholder to be presented at the next annual meeting must be received at the Company's principal executive offices, 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, not later than December 6, 2000.


                                     By Order of the Board of Directors,


                                     James Murdakes
                                     Secretary

Dated:  March 31, 2000